UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2007

CNX GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Brownsville Road South Park, Pennsylvania	15129
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code:
(412) 854-6719
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Chief Financial Officer
     On January 24, 2007, Gary J. Bench, Senior Vice President and Chief Financial Officer of CNX Gas Corporation (the “Company”), notified the Company of his intention to resign his duties as Vice President and Chief Financial Officer of the Company effective as of February 28, 2007. He will remain employed by the Company as the Director of Tax and Treasury.
     On January 25, 2007 the Company announced that the Board of Directors (the “Board”) of the Company has elected Mark D. Gibbons to serve as Senior Vice President and Chief Financial Officer of the Company, effective as of March 1, 2007. Mr. Gibbons, age 48, is currently a director with Protiviti, Inc., an international risk consulting firm, where he focuses on providing Sarbanes-Oxley consulting services for clients and on providing outsource internal audit services. He has been with Protiviti since July, 2004. From April, 1999 to June, 2004, Mr. Gibbons was vice president of finance for Marc USA, a national integrated marketing & communications company. Mr. Gibbons has over 22 years of experience in the accounting and auditing fields.
     The following is a description of certain terms of an offer letter executed by the Company and Mr. Gibbons, a copy of which is filed herewith as Exhibit 10.1. Mr. Gibbons’ initial annual base salary will be $250,000 and his annual target bonus will be $125,000 with a maximum potential bonus of 200% of target. It is expected that Mr. Gibbons also will execute the Company’s form of Change-In-Control Agreement for executives (at a two times multiplier). This agreement is described in the Company’s 2006 Proxy Statement under the caption “CNX Gas Change in Control Severance Agreements,” which description is incorporated herein by reference. Mr. Gibbons will also participate in the Company’s Long-Term Incentive Compensation Program (under the CNX Gas Corporation Equity Incentive Plan) for the performance period ending December 31, 2009. He will receive performance share units having a grant date value of 250% of his base salary. Mr. Gibbons also will participate in the Company’s benefit plans provided to all other executive officers of the Company.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Offer Letter of Mark D. Gibbons

99.1	Press Release dated January 25, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ Nicholas J. DeIuliis

Nicholas J. DeIuliis, President and Chief Executive Officer
Dated: January 26, 2007